COREFUNDS, INC.

                             ARTICLES SUPPLEMENTARY

        COREFUNDS, INC. (the 'Corporation'), formerly named Red Oak Cash Reserve Fund, Inc., a corporation organized under the laws of the State of Maryland, does hereby file for record with the State Department of Assessments and Taxation of Maryland the following Articles Supplementary to its Articles of
Incorporation:

        FIRST: The Corporation is registered as an open-end investment company under the Investment Company Act of 1940. As hereinafter set forth, the Corporation has classified its authorized, unissued and unclassified capital stock in accordance with Section 2-105(c) of the Maryland General Corporation Law and under authority contained in the Articles of Incorporation of the Corporation.

        SECOND: Immediately before the increase and classifications hereinafter set forth, the Corporation had authority to issue five billion (5,000,000,000) shares of the Corporation of the par value of one mill ($.001) per share and of the aggregate par value of five million dollars ($5,000,000), of which one billion (1,000,000,000) were classified as Class A Common Stock, one billion (1,000,000,000) were classified as Class B Common Stock, five hundred million (500,000,000) were classified as Class C Common Stock, twenty-five million (25,000,000) were classified as Class D Common Stock, twenty-five million (25,000,000) were classified as Class E Common Stock, five hundred million (500,000,000) were classified as Class F Common Stock, one hundred million (100,000,000) were classified as Class G Common Stock, one hundred million (100,000,000) were classified as Class H Common Stock two hundred fifty million (250,000,000) were classified as Class I Common Stock two hundred fifty million (250,000,000) were classified as Class J Common Stock, two hundred fifty million (250,000,000) were classified as Class K Common Stock, and one billion (1,000,000,000) were unclassified.

        THIRD: Pursuant to the authority contained in Section 2-105(c) of the Maryland General Corporation Law, the Board of Directors of the Corporation, by a resolution adopted at a meeting held on April 13, 1992, approved an increase in the aggregate number of shares of common stock that the Corporation has to issue from five billion (5,000,000,000) of the par value of one mill ($.001) to ten billion (10,000,000,000) of the par value of one mill ($.001), with an aggregate par value of ten million dollars ($10,000,000).

        FOURTH: Pursuant to the authority contained in Article VI of the Articles of Incorporation of the Corporation, the Board of Directors of the Corporation, by a resolution adopted at a meeting held on April 13, 1992, classified one billion (1,000,000,000) of the authorized, unissued and unclassified shares of the Corporation as Class A Common Stock, Series B of the par value of one mill ($.001) per share.

        FIFTH: Pursuant to the authority contained in Article VI of the Articles of Incorporation of the Corporation, the Board of Directors of the Corporation, by a resolution adopted at a meeting held on April 13, 1992, classified one billion (1,000,000,000) of the authorized, unissued and unclassified shares of the Corporation as Class B Common Stock, Series B of the par value of one mill ($.001) per share.

        SIXTH: Pursuant to the authority contained in Article VI of the Articles of Incorporation of the Corporation, the Board of Directors of the Corporation, by a resolution adopted at a meeting held on April 13, 1992, classified twenty-five million (25,000,000) of the authorized, unissued and unclassified shares of the Corporation as Class D Common Stock, Series B of the par value of one mill ($.001) per share.

        SEVENTH: Pursuant to the authority contained in Article VI of the Articles of Incorporation of the Corporation, the Board of Directors of the Corporation, by a resolution adopted at a meeting held on April 13, 1992, classified one hundred million (100,000,000) of the authorized, unissued and unclassified shares of the Corporation as Class G Common Stock, Series B of the par value of one mill ($.001) per share.

        EIGHTH: Pursuant to the authority contained in Article VI of the Articles of Incorporation of the Corporation, the Board of Directors of the Corporation, by a resolution adopted at a meeting held on April 13, 1992, classified one hundred million (100,000,000) of the authorized, unissued and unclassified shares of the Corporation as Class H Common Stock, Series B of the par value of one mill ($.001) per share.

        NINTH: Pursuant to the authority contained in Article VI of the Articles of Incorporation of the Corporation, the Board of Directors of the Corporation by a resolution adopted at a meeting held on April 13, 1992, classified two hundred fifty million (250,000,000) of the authorized, unissued and unclassified shares of the Corporation as Class J Common Stock, Series B of the par value of one mill ($.001) per share.

        TENTH: For any class or series that adopts a rule 12b-1 plan pursuant to the Investment Company Act of 1940, expenses related to the distribution of, and other identified expenses that should properly be allocated to, the shares of such particular class or series of capital stock may be charged to and borne solely by such class or series and the bearing of expenses solely by that class or series of capital stock may be appropriately reflected (in a manner determined by the Board of Directors) and cause differences in the net asset value attributable to, and the dividend, redemption and liquidation rights of, the shares of each such class or series of capital stock.

        ELEVENTH: Immediately after the increases and classifications hereinbefore set forth and upon filing for record these Articles Supplementary, the Corporation has authority to issue ten billion (10,000,000,000) shares of the Corporation of the par value of one mill ($.001) per share and of the aggregate par value of ten million dollars ($l0,000,000), of which one billion (1,000,000,000) are classified as Class A Common Stock, one billion (1,000,000,000) are classified as Class A Common Stock, Series B, one billion (1,000,000,000) are classified as Class B Common Stock, one billion (1,000,000,000) are classified as Class B Common Stock, Series B, five hundred million (500,000,000) are classified as Class C Common Stock, twenty-five million (25,000,000) are classified as Class D Common Stock, twenty-five million (25,000,000) are classified as Class D Common Stock, Series B, twenty-five million (25,000,000) are classified as Class E Common Stock, five hundred million (500,000,000) are classified as Class F Common Stock, one hundred million (100,000,000) are classified as Class G Common Stock, one hundred million are classified as Class G Common Stock, Series B, one hundred million (100,000,000) are classified as Class H Common Stock, one hundred million (100,000,000) are classified as Class H Common Stock, Series B, two hundred fifty million (250,000,000) are classified as Class I Common Stock, two hundred fifty million (250,000,000) are classified as Class J Common Stock, two hundred fifty million (250,000,000) are classified as Class J Common Stock, Series B, two hundred fifty million (250,000,000) are classified as Class K Common Stock, and three billion five hundred twenty-five million (3,525,000,000) are unclassified.

        TWELFTH: The aforesaid action by the Board of Directors of the Corporation was taken pursuant to authority and power contained in the Articles of Incorporation of the Corporation.

        IN WITNESS WHEREOF, COREFUNDS, INC. has caused these presents to be signed in its name and on its behalf by its President and its corporate seal to be hereunto affixed and attested by its Secretary as of the 25th day of June, 1992.

                                             COREFUNDS, INC.

                                             By: /s/ Francis J. Bruzda
                                             --------------------------------
                                                 Francis J. Bruzda, President

[Seal]
Attest:

/s/ James W. Jennings
----------------------------
    James W. Jennings, Secretary

        THE UNDERSIGNED, President of COREFUNDS, INC., who executed on behalf of said corporation the foregoing Articles Supplementary to the Charter, of which this certificate is made a part, hereby acknowledges, in the name and on behalf of said corporation, the foregoing Articles Supplementary to the Charter to be the corporate act of said corporation and further certifies that, to the best of his knowledge, information and belief, the matters and facts set forth therein with respect to the approval thereof are true in all material respects, under the penalties of perjury.

                                            COREFUNDS, INC.

                                            By: /s/ Francis J. Bruzda
                                            -----------------------------------

                                                Francis J. Bruzda
                                                President